Exhibit 99.1

FOR IMMEDIATE RELEASE For more information contact: Wendy L. Simpson Pam Kessler (805) 981-8655

LTC REPORTS 2015 FOURTH QUARTER RESULTS

AND ANNOUNCES NEW INVESTMENTS

—Record Annual Investments and Development Commitments of $414 Million for 2015—

WESTLAKE VILLAGE, CALIFORNIA, February 22, 2016 — LTC Properties, Inc. (NYSE: LTC), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for its fourth quarter ended December 31, 2015, and recent investment activity.

Funds from Operations (“FFO”) and normalized FFO increased 21.9% to $27.8 million for the 2015 fourth quarter, up from $22.8 million for the comparable 2014 period. FFO per diluted common share and normalized FFO per diluted common share were $0.74 for the quarter ended December 31, 2015, compared with $0.64 for the same period in 2014, representing a 15.6% increase. The improvement in FFO and normalized FFO was primarily due to higher revenues from mortgage loan originations, acquisitions, completed development projects and income from an unconsolidated joint venture, partially offset by higher interest expense resulting from the sale of senior unsecured notes and increased utilization of LTC’s line of credit, as well as additional general and administrative expenditures related to increased investment activity.

Net income available to common stockholders was $17.8 million, or $0.48 per diluted share, for the 2015 fourth quarter compared with $20.0 million, or $0.57 per diluted share, for the same period in 2014. Net income available to common stockholders decreased primarily as a result of a $2.3 million impairment charge related to a contingent agreement to sell an assisted living community, partially offset by a gain of $0.6 million related to the sale of a skilled nursing center in the 2015 fourth quarter.

As previously announced, LTC completed the following accretive investments during the 2015 fourth quarter:

•                  Two skilled nursing properties in Texas totaling 254 beds for an aggregate purchase price of $23.0 million;

•                  A behavioral health care hospital in Nevada comprised of 118 beds for $9.3 million; and

•                  A parcel of land in Illinois for $2.8 million. Simultaneously with the acquisition, LTC entered into a development commitment to construct and equip a 66-unit memory care property for a total commitment of $14.8 million including the land purchase.

Subsequent to December 31, 2015, LTC purchased a newly constructed 126-bed skilled nursing property in Texas for $16.0 million.

LTC originated the following loans during the 2015 fourth quarter:

•                  A $20.0 million mortgage loan, funding $9.5 million upon closing and $5.5 million subsequent to December 31, 2015. The remaining $5.0 million commitment will be available for approved capital improvement projects. The loan is secured by a first lien mortgage encumbering two skilled nursing properties in Michigan totaling 273 beds and bears interest at 9.41% for five years, escalating annually thereafter by 2.25%. The term is 30 years with interest-only payments for the initial three years. LTC has the option to purchase the property under certain circumstances, including a change in regulatory environment.

•                  A $2.9 million mezzanine loan to develop a senior housing community consisting of a total of 99 assisted living, independent living and memory care units. For accounting purposes this loan is recorded as an unconsolidated joint venture.

As previously announced, during the 2015 fourth quarter, LTC sold $100.0 million of 4.26% senior unsecured notes due November 20, 2028 to an insurance company.

During the 2015 fourth quarter, the sole holder of LTC’s Series C preferred stock converted all of its preferred shares into 2,000,000 shares of the Company’s common stock.

Conference Call Information

LTC will conduct a conference call on Monday, February 22, 2016, at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time), to provide commentary on its performance and operating results for the quarter ended December 31, 2015. The conference call is accessible by telephone and the internet. Telephone access will be available by dialing 877-510-2862 (domestically) or 412-902-4134 (internationally). To participate in the webcast, go to LTC’s website at www.LTCreit.com 15 minutes before the call to download the necessary software.

An audio replay of the conference call will be available from February 22 through March 7, 2016 and may be accessed by dialing 877-344-7529 (domestically) or 412-317-0088 (internationally) and entering conference number 10079352. Additionally, an audio archive will be available on LTC’s website on the “Presentations” page of the “Investor Information” section, which is under the “Investors” tab. LTC’s earnings release and supplemental information package for the current period will be available on its website on the “Press Releases” and “Presentations” pages, respectively, of the “Investor Information” section which is under the “Investors” tab.

About LTC

LTC is a self-administered real estate investment trust that primarily invests in seniors housing and health care properties through lease transactions, mortgage loans and other investments. At December 31, 2015, LTC had 224 investments located in 30 states comprising 104 assisted living properties, 100 skilled nursing properties, 7 range of care properties, 1 school, 1 behavioral health care hospital, 7 parcels of land under development and 4 parcels of land held-for-use. Assisted living properties, independent living properties, memory care properties and combinations thereof are included in the assisted living property type. Range of care properties consist of properties providing skilled nursing and any combination of assisted living, independent living and/or memory care services. For more information on LTC Properties, Inc., visit the Company’s website at www.LTCreit.com.

Forward Looking Statements

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. Please see LTC’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and LTC assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues:
Rental income	$30,755	$26,474	$113,080	$101,849
Interest income from mortgage loans	6,342	4,108	22,119	16,553
Interest and other income	296	173	1,004	559
Total revenues	37,393	30,755	136,203	118,961

Expenses:
Interest expense	5,581	3,683	17,497	13,128
Depreciation and amortization	8,310	6,594	29,431	25,529
Impairment on real estate for sale	2,250	—	2,250	—
Provision for doubtful accounts	156	(46)	619	32
Acquisition costs	50	130	614	152
General and administrative expenses	3,954	3,213	15,116	11,680
Total expenses	20,301	13,574	65,527	50,521

Operating income	17,092	17,181	70,676	68,440
Income from unconsolidated joint ventures	276	—	1,819	—
Gain on sale of real estate, net	586	3,819	586	4,959
Net income	17,954	21,000	73,081	73,399
Income allocated to participating securities	(114)	(138)	(484)	(481)
Income allocated to preferred stockholders	—	(819)	(2,454)	(3,273)
Net income available to common stockholders	$17,840	$20,043	$70,143	$69,645

Basic earnings per common share:
Basic	$0.49	$0.58	$1.97	$2.01
Diluted	$0.48	$0.57	$1.94	$1.99

Weighted average shares used to calculate earnings per common share:
Basic	36,433	34,678	35,590	34,617
Diluted	37,358	36,698	37,329	36,640

Dividends declared and paid per common share	$0.54	$0.51	$2.07	$2.04

Supplemental Reporting Measures

FFO, adjusted FFO (“AFFO”), and Funds Available for Distribution (“FAD”) are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO, AFFO and FAD as supplemental measures of operating performance. The Company believes FFO, AFFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO, AFFO and FAD facilitate like comparisons of operating performance between periods. Additionally the Company believes that normalized FFO, normalized AFFO and normalized FAD provide useful information because they allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for certain items detailed in the reconciliations. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs.

We define AFFO as FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income and deferred income from unconsolidated joint ventures. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a mortgage loan based on the initial origination value.  Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of the mortgage loan thus creating an effective interest receivable asset included in the interest receivable line item in our consolidated balance sheet and reduces down to zero when, at some point during the mortgage loan, the stated interest rate is higher than the actual interest rate.  By excluding the non-cash portion of rental income, interest income from mortgage loans and income from unconsolidated joint ventures, investors, analysts and our management can compare AFFO between periods. Normalized AFFO represents AFFO adjusted for certain items detailed in the reconciliations.

We define FAD as AFFO excluding the effects of non-cash compensation charges, capitalized interest and non-cash interest charges. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs. Normalized FAD represents FAD adjusted for certain items detailed in the reconciliations.

While the Company uses FFO, Normalized FFO, AFFO, Normalized AFFO, FAD and Normalized FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO, AFFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of NAREIT FFO attributable to common stockholders and normalized FFO attributable to common stockholders, as well as normalized AFFO and normalized FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

GAAP net income available to common stockholders	$17,840	$20,043	$70,143	$69,645
Add: Depreciation and amortization	8,310	6,594	29,431	25,529
Add: Impairment on real estate for sale	2,250	—	2,250	—
Less: Gain on sale of real estate, net	(586)	(3,819)	(586)	(4,959)
NAREIT FFO attributable to common stockholders	27,814	22,818	101,238	90,215

Add: Non-recurring one-time items	—	—	937 (1)	—
Normalized FFO attributable to common stockholders	27,814	22,818	102,175	90,215

Less: Non-cash rental income	(2,559)	(792)	(8,456)	(2,161)
(Less) add: Effective interest income from mortgage loans	(1,232)	(5)	(3,912)	33
Less: Deferred income from unconsolidated joint ventures	—	—	(1,000)	—
Normalized adjusted FFO (AFFO)	24,023	22,021	88,807	88,087

Add: Non-cash compensation charges	913	927	4,006	3,253
Add: Non-cash interest related to earn-out liabilities	204	18	409	18
Less: Capitalized interest	(346)	(290)	(827)	(1,506)
Normalized funds available for distribution (FAD)	$24,794	$22,676	$92,395	$89,852

(1)         Represents $537 of acquisition costs related to the 10-property senior housing portfolio acquired and a $400 provision for loan loss reserve related to additional loan proceeds funded under an existing mortgage loan.

NAREIT Basic FFO attributable to common stockholders per share	$0.76	$0.66	$2.84	$2.61
NAREIT Diluted FFO attributable to common stockholders per share	$0.74	$0.64	$2.77	$2.55

NAREIT Diluted FFO attributable to common stockholders	$27,928	$23,775	$104,176	$93,969
Weighted average shares used to calculate NAREIT diluted FFO per share attributable to common stockholders	37,577	36,940	37,563	36,866

Basic normalized FFO attributable to common stockholders per share	$0.76	$0.66	$2.87	$2.61
Diluted normalized FFO attributable to common stockholders per share	$0.74	$0.64	$2.80	$2.55

Diluted normalized FFO attributable to common stockholders	$27,928	$23,775	$105,113	$93,969
Weighted average shares used to calculate diluted normalized FFO per share attributable to common stockholders	37,577	36,940	37,563	36,866

Basic normalized AFFO per share	$0.66	$0.64	$2.50	$2.54
Diluted normalized AFFO per share	$0.64	$0.62	$2.44	$2.49

Diluted normalized AFFO	$24,137	$22,978	$91,745	$91,841
Weighted average shares used to calculate diluted normalized AFFO per share	37,577	36,940	37,563	36,866

Basic normalized FAD per share	$0.68	$0.65	$2.60	$2.60
Diluted normalized FAD per share	$0.66	$0.64	$2.54	$2.54

Diluted normalized FAD	$24,908	$26,633	$95,333	$93,606
Weighted average shares used to calculate diluted normalized FAD per share	37,577	36,940	37,563	36,866

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share)

	December 31, 2015	December 31, 2014
ASSETS
Investments:
Land	$106,841	$80,024
Buildings and improvements	1,091,845	869,814
Accumulated depreciation and amortization	(251,265)	(223,315)
Real property investments, net	947,421	726,523
Mortgage loans receivable, net of loan loss reserve: 2015—$2,190; 2014—$1,673	217,529	165,656
Real estate investments, net	1,164,950	892,179
Investments in unconsolidated joint ventures	24,042	—
Investments, net	1,188,992	892,179

Other assets:
Cash and cash equivalents	12,942	25,237
Debt issue costs related to bank borrowing	2,865	2,733
Interest receivable	4,536	597
Straight-line rent receivable, net of allowance for doubtful accounts: 2015—$833; 2014—$731	42,685	32,651
Prepaid expenses and other assets	21,443	9,931
Notes receivable	1,961	1,442
Total assets	$1,275,424	$964,770

LIABILITIES
Bank borrowings	$120,500	$—
Senior unsecured notes, net of debt issue costs: 2015—$1,095; 2014—$1,049	451,372	280,584
Accrued interest	3,974	3,556
Accrued incentives and earn-outs	12,722	3,258
Accrued expenses and other liabilities	27,654	17,251
Total liabilities	616,222	304,649

EQUITY
Stockholders’ equity:
Preferred stock $0.01 par value; 15,000 shares authorized; shares issued and outstanding: 2015—0; 2014—2,000	—	38,500
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2015—37,548; 2014—35,480	375	355
Capital in excess of par value	758,676	717,396
Cumulative net income	928,328	855,247
Accumulated other comprehensive income	47	82
Cumulative distributions	(1,028,224)	(951,459)
Total equity	659,202	660,121
Total liabilities and equity	$1,275,424	$964,770